UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GAYLORD ENTERTAINMENT COMPANY
(Name of Registrant as Specified In Its Charter)

TRT Holdings, Inc. Robert B. Rowling David W. Johnson Mark Langdale Michael J. Dickman
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 28, 2009, TRT Holdings, Inc. (“TRT”) issued a press release (the “Press Release”) announcing that it has nominated Robert B. Rowling, David Johnson, Mark Langdale and Michael J. Dickman (collectively, the “Nominees”) for election to the Board of Directors (the “Board”) of Gaylord Entertainment Company, a Delaware corporation (the “Company”), at the Company’s next meeting of stockholders at which directors are to be elected (the “Annual Meeting”).  The full text of the Press Release is set forth below.

Also on January 28, 2009, TRT delivered a nomination notice (the “Nomination Notice”) to the Company for purposes of nominating the Nominees for election to the Board at the Annual Meeting.  A copy of the Nomination Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

TRT has entered into letter agreements between itself and each of the Nominees pursuant to which TRT has agreed to: (i) reimburse each of the Nominees for their respective out-of-pocket expenses incurred in connection with serving as a nominee for election to the Board; (ii) indemnify each of the Nominees against claims arising out of their participation in the solicitation of proxies from the Company’s stockholders in connection with matters to be voted on at the Annual Meeting and any related transactions; and (iii) indemnify each of the Nominees against claims arising out of his service on the Board to the fullest extent permitted by applicable law.  A form of the letter agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

FOR IMMEDIATE RELEASE

TRT HOLDINGS NOMINATES FOUR HIGHLY QUALIFIED AND EXPERIENCED

DIRECTORS FOR ELECTION TO GAYLORD ENTERTAINMENT BOARD OF DIRECTORS

Reform Slate Committed to Disciplined Business Approach and Accountability to Shareholders

IRVING, Texas – January 28, 2009 – TRT Holdings today announced that it has nominated four candidates for election to the Board of Directors of Gaylord Entertainment Co. (NYSE: GET).  TRT Holdings’ candidates will stand for election at Gaylord’s upcoming annual meeting of shareholders.  Gaylord’s annual meeting is regularly held in the first week of May.

Robert Rowling, Chairman of the Board of Directors of TRT Holdings, said, “We believe that our director nominees are well qualified, highly experienced and have the judgment necessary to improve Gaylord’s financial and operational performance. Our interest is solely in working collaboratively with the Board and management for the benefit of all Gaylord shareholders. We believe that electing TRT Holdings’ four director nominees will bring a disciplined business approach, accountability to shareholders, and a fresh perspective that will help right the course at Gaylord and deliver value to all investors.”

TRT Holdings is Gaylord’s largest shareholder, with beneficial ownership of 14.99% of its outstanding common shares.

TRT Holdings has nominated the following individuals, three of whom are unaffiliated with TRT Holdings, to serve on Gaylord’s Board of Directors. Each of the nominees is fully committed to serving in the best interests of all Gaylord shareholders.

Robert B. Rowling

Robert Rowling is the owner and chairman of TRT Holdings, Inc. Among the companies Mr. Rowling has built are Tana Oil & Gas Corporation (subsequently merged with Texaco) and Teco Pipeline Company (subsequently merged with Pacific Gas & Electric).  Mr. Rowling and associates also acquired Corpus Christi National Bank and later merged it with Bank of America.

Mr. Rowling currently serves as chairman of TRT Holdings’ wholly-owned luxury hotel division, Omni Hotels.  Following TRT Holdings’ purchase of Omni Hotels in 1996, Mr. Rowling transformed the company into a luxury hotel brand boasting over 40 hotels and resorts across North America.  Omni Hotels was ranked “Highest in Guest

Satisfaction among Upscale Hotel Chains” by J.D. Power and Associates in 2000, 2005 and 2006 Hotel Guest Satisfaction Studies.

Mr. Rowling has lent his expertise to numerous boards and has also been recognized for his many achievements.  He currently serves on the national board of Young Life, The University of Texas System Board of Regents, the board of Guaranty Financial Group Inc. and is the Chairman of the Board of The University of Texas Investment Management Company.  In 2003, Mr. Rowling received the Southern Methodist University Dedman Law School Distinguished Alumni Award and was inducted into the Texas Business Hall of Fame.  In 2005, he was inducted into both The University of Texas’ McCombs School of Business Hall of Fame and the All-American Wildcatters for his achievements in the oil & gas industry.

Mr. Rowling attended the U.S. Air Force Academy and graduated with honors from The University of Texas at Austin in 1976 with a Bachelor of Business Administration degree. In 1979, Mr. Rowling received his Juris Doctor with honors from the Southern Methodist University School of Law.

David Johnson

David Johnson is President and CEO of Aimbridge Hospitality.  Mr. Johnson oversees the management of Aimbridge’s entire portfolio, which consists of over 50 hotels responsible for producing $300 million in annual revenue. Through his dedication and leadership, Aimbridge is already recognized as one of the fastest growing hotel management companies in the United States.  Aimbridge Hospitality’s portfolio includes assets under ownership and management from Marriott, Hilton, Starwood and Hyatt Hotels.

Prior to joining Aimbridge, Mr. Johnson spent 17 years at Wyndham International, helping it grow from 10 hotels to over 200 at the time of his departure. While at Wyndham, he served in various capacities, including Executive Vice President/Chief Marketing Officer and President of Wyndham Hotels, in which capacity he oversaw approximately 15,000 employees and was responsible for approximately $1.5 billion in annual revenue.

Mr. Johnson currently serves on several Boards of Directors including the boards of The Juvenile Diabetes Research Foundation, Meeting Professionals International and Active International. He is on the Board of Governors of the University of North Texas and is a member in good standing of the Chief Executive Round Table. Mr. Johnson serves on the Hilton Owners Council, is Chairman of the Doubletree Brand Advisory Board and was most recently named to Starwood’s Real Estate Development Advisory Board.  In 2003, he was named one of the 25 Most Extraordinary Minds in Hospitality Sales & Marketing by HSMAI, a global organization that serves as a leading voice for identifying trends in the hospitality industry.

Mr. Johnson received his bachelor’s degree from Northeastern Illinois University in Business Economics, graduating with highest honors.

Mark Langdale

Mark Langdale is President of the George W. Bush Foundation. He is responsible for the development and operation of the George W. Bush Presidential Center, which will consist of the George W. Bush Presidential Library and Museum and the George W. Bush Policy Institute. He assumed this responsibility in February 2008. He also serves as a member of the Foundation’s Board of Directors.

From October 2005 to January 27, 2008, Mr. Langdale served as the United States Ambassador to Costa Rica. During his tenure as Ambassador, Mr. Langdale focused on the ratification of the Central American Free Trade Agreement, which involved the first ever national referendum on a free trade agreement with the United States. He also negotiated and finalized the largest debt for nature swap in a multiparty agreement among the United States, Costa Rica, The Nature Conservancy and Conservation International, and reengaged Costa Rica in the regional security strategies of the United States in Central America.

From 1994 to 2005, Mr. Langdale was President of Posadas USA, Inc., the U.S. subsidiary of Grupo Posadas, the largest hotel management company in Latin America. Prior to that, Mr. Langdale served as Vice President of

Thompson Realty Company in Dallas, Texas, where he was responsible for the management of a $200 million portfolio of diverse real estate investments.

Mr. Langdale served on the Board of Directors of Posadas USA, Inc. and was the Chairman of the Texas Department of Economic Development from 1997 to 2001.

He has a degree in Finance from The University of Texas at Austin and a Juris Doctor from the University of Houston.

Michael J. Dickman

Michael Dickman has been a leading investment banker for over 20 years. Mr. Dickman has extensive experience advising companies and boards in the development of strategies to improve efficiencies and maximize revenue growth. Mr. Dickman joined Morgan Stanley’s Investment Banking Division in 1987 and joined the firm’s energy group in 1988 as an associate in the New York office. He was promoted to Managing Director in 1997 and assumed the role of leading the firm’s Global Energy Mergers and Acquisitions team. From 2003 to the time of his departure from Morgan Stanley in August 2008, he was one of the energy group’s Global Co-Heads.

Mr. Dickman has acted as an advisor in a majority of the significant events that have occurred in the energy industry over the last two decades. Some of these include: the wave of privatizations that occurred in North America, South America, Europe and Asia; the round of super-major and independent E&P consolidations that took place in the late 1990s and 2000s; and the public to private transactions of the mid-2000s.

Mr. Dickman is on the MBA Advisory Board of Directors at The Amos Tuck School of Business Administration at Dartmouth College.

He holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from The Amos Tuck School of Business Administration at Dartmouth College.

About TRT Holdings

TRT Holdings is a privately-owned, diversified holding company located in Irving, Texas.  Its assets include the luxury hotel brand Omni Hotels, Gold’s Gym International, Tana Exploration, Waldo’s Dollar Mart in Mexico and numerous investments in various public companies and real estate ventures.

IMPORTANT INFORMATION

TRT HOLDINGS, INC., ROBERT B. ROWLING, DAVID JOHNSON, MARK LANGDALE AND MICHAEL J. DICKMAN (COLLECTIVELY, THE “PARTICIPANTS”) INTEND TO FILE A DEFINITIVE PROXY STATEMENT AND OTHER SOLICITING MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE ELECTION OF THE MESSRS. ROWLING, JOHNSON, LANGDALE AND DICKMAN AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS OF GAYLORD ENTERTAINMENT COMPANY (“GAYLORD”) AT WHICH DIRECTORS ARE TO BE ELECTED.  STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER SOLICITING MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  THE DEFINITIVE PROXY STATEMENT AND OTHER SOLICITING MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND OTHER SOLICITING MATERIALS WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (888) 750-5834.

INFORMATION RELATING TO THE PARTICIPANTS IN THIS PROXY SOLICITATION IS PROVIDED IN A SCHEDULE 13D THAT WAS FILED BY TRT HOLDINGS, INC. AND MR. ROWLING WITH THE SEC ON JULY 21, 2008 WITH RESPECT TO THE COMPANY, AS AMENDED BY AMENDMENT NO. 1 FILED WITH THE SEC ON JANUARY 15, 2009, AMENDMENT NO. 2 FILED WITH THE SEC ON JANUARY 23,

2009 AND AMENDMENT NO. 3 FILED WITH THE SEC ON JANUARY 28, 2009.  THIS INFORMATION IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

Forward-Looking Statements

Some of the statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” or other similar expressions.  Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those in such statements, including, but not limited to, those risks and uncertainties set forth in Item 1A- Risk Factors of Gaylord’s Annual Report on Form 10-K for the year ended December 31, 2008.  Additionally, while these forward-looking statements were prepared based on the best information available to TRT Holdings, Inc., they were not prepared with the benefit of access to Gaylord’s books and records, and the accuracy and completeness of financial and other information obtained from publicly available sources and used in preparing these forward-looking statements has not been independently verified.  Furthermore, there can be no assurance that the Participants will be elected to Gaylord’s Board of Directors, that the actions the Participants intend to take if they are elected will be implemented or that the election of the Participants will improve Gaylord’s business or prospects or otherwise enhance stockholder value.  Accordingly, you should not unduly rely on forward-looking statements as a prediction of actual results.  TRT Holdings, Inc. assumes no obligation or duty to update any forward-looking statements in this press release or any other soliciting materials.

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Contacts:

Eric Brielmann / Annabelle Rinehart

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449